April 16, 1997



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

RE:  Funds managed or administered by Prudential Mutual Fund
     Management LLC (the "Funds")

Gentlemen:

At meetings held between February 18 and 20, 1997, the Board of Directors of the Funds (see attached exhibit) approved the engagement of Price Waterhouse LLP as their independent auditors for their fiscal years ending after February 28, 1997 to replace the firm of Deloitte & Touche LLP effective March 1, 1997.

The reports of Deloitte & Touche LLP on the Funds' financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

In connection with the audits of the Funds' financial statements for each of the prior two fiscal years and in the subsequent interim period, there were no disagreements with Deloitte & Touche LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Deloitte & Touche LLP, would have caused Deloitte & Touche LLP to make reference to the matter in their report.

The Funds have requested Deloitte & Touche LLP to furnish them a letter addressed to the Commission stating whether they agree with the above statements. A copy of that letter, dated April 16, 1997 is attached hereto.

Sincerely,



Eugene S. Stark                    Grace Torres
Treasurer                     Treasurer

ESS/rr

\Gen-SECLtrPW-4-15-97.doc

                           Exhibit


                             Board of       Next
           Fund              Director     Fiscal       Treasurer
                             Meeting
                               Date     Year
                                        End

The BlackRock Government     2/18/97     6/30/97       Eugene S.
Income Trust                                           Stark
Global Utility Fund, Inc.    2/18/97     9/30/97       Grace
                                                       Torres
Prudential Allocation Fund   2/19/97     7/31/97       Grace
                                                       Torres
Prudential California        2/20/97     8/31/97       Eugene S.
Municipal Fund                                         Stark
Prudential Distressed        2/19/97     11/30/9       Grace
Securities Fund, Inc.                          7       Torres
Prudential Diversified       2/20/97     12/31/9       Eugene S.
Bond Fund, Inc.                                7       Stark
Prudential Dryden Fund       2/19/97     9/30/97       Eugene S.
                                                       Stark
Prudential Equity Income     2/19/97     10/31/9       Grace
Fund                                           7       Torres
Prudential Europe Growth     2/21/97     4/30/97       Grace
Fund, Inc.                                             Torres
Prudential Global Limited    2/19/97     10/31/9       Grace
Maturity Fund, Inc.                            7       Torres
Prudential Government        2/20/97     2/28/98       Eugene S.
Income Fund, Inc.                                      Stark
Prudential Institutional     2/21/97     3/31/97       Eugene S.
Liquidity Portfolio, Inc.                              Stark
Prudential Jennison Series   2/19/97     9/30/97       Eugene S.
Fund, Inc.                                             Stark
Prudential MoneyMart         2/21/97     12/31/9       Grace
Assets, Inc.                                   7       Torres
Prudential Multi-Sector      2/19/97     4/30/97       Grace
Fund, Inc.                                             Torres
Prudential Municipal Bond    2/20/97     4/30/97       Grace
Fund                                                   Torres
Prudential Municipal         2/20/97     8/31/97       Grace
Series Fund                                            Torres
Prudential Pacific Growth    2/21/97     10/31/9       Eugene S.
Fund, Inc.                                     7       Stark
Prudential Special Money     2/21/97     6/30/97       Eugene S.
Market Fund, Inc.                                      Stark
Prudential Structured        2/20/97     12/31/9       Eugene S.
Maturity Fund, Inc.                            7       Stark
Prudential World Fund,       2/21/97     10/31/9       Grace
Inc.                                           7       Torres
The Global Total Return      2/19/97     12/31/9       Eugene S.
Fund, Inc.                                     7       Stark
The Target Portfolio Trust   2/18/97     12/31/9       Grace
                                               7       Torres

First Financial Fund, Inc.   2/18/97     3/31/97       Grace
                                                       Torres
The High Yield Plus Fund,    2/18/97     3/31/97       Grace
Inc.                                                   Torres